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                                                                       EXHIBIT 5

                                  LETTERHEAD OF
                             GOLDSTEIN& DIGIOIA, LLP
                        369 LEXINGTON AVENUE, 18th FLOOR
                            NEW YORK, NEW YORK 10017



                                           August 12, 2002


Authentidate Holding Corp.
2165 Technology Drive
Schenectady, New York 12308

                  Re:      Authentidate Holding Corp.
                           Registration Statement on Form S-8
                           Dated August 12, 2002

Ladies/Gentlemen:

         We have reviewed the Registration Statement on Form S-8, filed on or about August 12, 2002, (the "Registration Statement") under the Securities Act of l933, as amended (the "Act") by Authentidate Holding Corp. (the "Company"). The Registration Statement has been filed for the purpose of registering for offer and sale under the Act of an aggregate of 500,000 shares of Common Stock, par value $.001, described therein for offer and sale under the Act by the Selling Stockholders. All capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

          This opinion has been rendered with respect to 500,000 shares of Common Stock underlying options which may be granted to non-executive directors of the Company pursuant to the Company's 2001 Non-Executive Director Stock Option Plan (the "Plan Options").

         In connection with the opinions rendered herein, we have examined the Certificate of Incorporation as amended of the Company, its By-Laws, and such other documents, corporate records and questions of law as we have deemed necessary solely for the purpose of enabling us to render this opinion. On the basis of such examination, we are of the opinion that:

         l. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, with corporate power to conduct the business which it conducts as described in the Registration Statement.

         2. The Company has an authorized capitalization of 40,000,000 shares of Common Stock, par value $.001 per share, and 5,000,000 shares of Preferred Stock, $.l0 par value per share.
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         3. The 500,000 shares issuable upon the exercise of the options, upon payment therefor and issuance thereof, in accordance with the terms thereof, and as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         4. The Plan Options, when issued pursuant to the terms and conditions of the 2001 Non-Executive Director Stock Option Plan, as described in the Registration Statement, will constitute legal and binding obligations of the Company in accordance with their terms.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ Goldstein & DiGioia LLP

                                          GOLDSTEIN & DiGIOIA LLP